EXHIBIT 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 10, 2011, with respect to the consolidated financial statements included in the Annual Report of Heelys, Inc. on Form 10-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said report in the Registration Statements of Heelys, Inc. on Forms S-8 (File No. 333-139476, effective December 19, 2006, File No. 333-152929, effective August 11, 2008, and File No. 333-167042, effective May 24, 2010).

/s/ Grant Thornton LLP

Dallas, Texas
March 10, 2011